EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT

                                  [LETTERHEAD]

                          INDEPENDENT AUDITORS' CONSENT

We consent to the use in Amendment No. 3 to Form SB-2 of Y3K Secure Enterprise Software, Inc. (a development stage company) of our Auditors' Report, dated September 24, 2003, except for Notes 2 and 13 which are as of May 7, 2004 on the consolidated balance sheets of Y3K Secure Enterprise Software, Inc. (a development stage company) as at June 30, 2003 and 2002, and the related restated consolidated statements of operations, cash flows, and changes in stockholders' equity (deficiency) for the years then ended and for the cumulative period from March 19, 1999 (date of inception) to June 30, 2003.

In addition, we consent to the reference to us under the heading "Experts" in the Registration Statement.

Vancouver, Canada                                      "Morgan & Company"

MAY 11, 2004                                           CHARTERED ACCOUNTANTS


                                 EXHIBIT 23.2-1